Exhibit 99.2

Contacts:

Jennifer Chelune

Investor Relations Manager

(734) 997-4910

jennifer.chelune@proquest.com

PROQUEST PROVIDES UPDATE

Company Updates on Sale of ProQuest Information and Learning, Expected Tax Impacts, Restatement Process, Preliminary 2005 and 2006 Financial Results and Information on Certain Other Liabilities

ANN ARBOR, Mich., December 15, 2006 – ProQuest Company (NYSE:PQE, the Company), a publisher of information and education solutions, is today providing a business update, following its separately announced definitive agreement with Cambridge Information Group (CIG), providing for the acquisition of the ProQuest Information and Learning (PQIL) segment for approximately $222 million.

Alan Aldworth, ProQuest Company’s chairman and chief executive officer, said, “This pending transaction is consistent with the strategic intent we announced in April. When complete, it will significantly improve ProQuest Company’s capital structure.”

ProQuest Business Solutions Transaction

ProQuest previously reported that it closed on the sale of its ProQuest Business Solutions segment (PQBS) to Snap-on Incorporated (NYSE:SNA) for approximately $527 million, consisting of $508 million in cash received and the assumption by Snap-On Incorporated of $19 million in debt in the form of monetized future billings. Concurrent with the sale, the Company incurred approximately $33 million of transaction costs and other required payments including funding $8 million of working capital needed for its remaining U.K. PQIL operations.

ProQuest used the remaining proceeds of approximately $475 million to pay down a portion of its $532 million in outstanding debt. After application of the available proceeds and payment of make-whole amounts due to its lenders, the Company’s remaining outstanding debt balance as of December 1, 2006 was approximately $58 million, consisting of a mix of senior notes and bank debt.

ProQuest Provides Update, Page 2 of 10

Taking into account the capital gain on the sale of PQBS and the utilization of existing capital loss carry forwards, basis in the assets sold, and available tax credits, it is anticipated that the Company will owe income taxes for 2006 of approximately $50 million due March 2007.

ProQuest Information and Learning Transaction

Final cash proceeds from the PQIL transaction are anticipated to be approximately $195 million after purchase price adjustments for obligations not assumed by CIG and for projected working capital adjustments.

Concurrent with the close of the transaction, the Company anticipates it will incur approximately $45 million of transaction costs and other required payments including approximately $23 million in U.K. pension plan contributions.

After these transaction costs and other required payments, ProQuest intends to use a portion of the remaining proceeds of approximately $150 million to pay down its entire outstanding senior note and bank debt balances which it projects will be approximately $60 million, including make-whole payments and fees. In addition, ProQuest will use a portion of the remaining proceeds to make the approximately $50 million income tax payment due in March 2007.

The PQIL transaction will generate a significant capital loss for tax purposes which ProQuest intends to carry back against its 2006 taxable gain on the sale of PQBS. Taking into account this capital loss and remaining available tax credits, it is anticipated that the Company will receive a tax refund of $35 million to $40 million in the first quarter of 2008.

Certain Other Liabilities

The Company is also providing additional information regarding certain liabilities, including two retirement benefit plans and long-term leases on two buildings in Ann Arbor, Michigan used for its corporate headquarters and PQIL operations.

ProQuest Provides Update, Page 3 of 10

The Supplemental Retirement Plan (SRP) is a legacy unfunded defined benefit type plan with no active employees as members. The SRP has a projected liability based on actuarial assumptions under SFAS 87 and SFAS 158 of $22.5 million as of December 31, 2006.

The Retirement Benefit Plan is a closed, unfunded account balance type plan for certain U.S. employees and represents an estimated liability of approximately $10.2 million as of September 30, 2006. After a January 2007 scheduled distribution, the Company estimates this liability will be reduced to approximately $6.3 million.

In November 2004, ProQuest Company entered into long-term leases on two buildings at 777 and 789 Eisenhower Parkway, Ann Arbor, Michigan. The lease terms commenced in April 2006, and cover approximately 183,000 square feet of office and storage space. Under the terms of the definitive agreement with CIG, the Company will assign or sublease all of its space in the building at 777 Eisenhower to CIG. In addition, CIG has agreed to sublease at cost from ProQuest for a period of two years approximately 85 percent of its leased space in the 789 Eisenhower building. ProQuest anticipates that the annual cost of space retained from year three through the remainder of the lease term, which expires in 2021, will be approximately $4 million per year. The Company currently expects that most or all of this space will be surplus to its needs and that it will attempt to sublease the space.

Accounting Restatement Update

ProQuest’s ongoing accounting review will result in the restatement of previously reported earnings for fiscal years 2001 through 2004 and for the first three quarters of 2005 when it files its 2005 Annual Report on Form 10-K with the Securities and Exchange Commission (“SEC”). Adjustments prior to that period will be incorporated into retained earnings at the beginning of the year 2001.

The Company has refined its estimates of the restatement’s impact on certain line items in its financial statements, as set forth below.

ProQuest Provides Update, Page 4 of 10

Preliminary Restatement Impacts for the Period 2001 to 3Q2005

($ in millions) Total ProQuest Company	2001	2002	2003	2004	1Q-3Q 2005
Previously reported earnings before interest and taxes	$63.8	$85.3	$89.2	$96.2	$81.5
Preliminary restated earnings before interest and taxes	$40 to $45	$65 to $70	$60 to $65	$30 to $35	$25 to $30

The majority of adjustments the Company has identified to date relate to PQIL and the accounting irregularities initially identified and disclosed by ProQuest on April 28, 2006. These accounting irregularities were the subject of a previously disclosed investigation by the Audit Committee of the Board of Directors, conducted with the assistance of independent outside experts including Skadden, Arps, Slate, Meagher & Flom LLP and Chicago Partners LLC. However, as a result of the Company’s continuing accounting review and KPMG LLP’s (KPMG’s) ongoing audit work, the Company has identified additional accounting issues with previously reported results for PQIL and also its ProQuest Education and ProQuest Business Solutions segments which have led to an expansion of the scope of its accounting review.

The Company now anticipates it will restate unaudited interim results for its ProQuest Education segment primarily to reflect changes in revenue recognition at Voyager Expanded Learning (Voyager) during the first three quarters of 2005. ProQuest Education results were previously reported in PQIL segment results.

The Company has completed its review of PQBS results and will restate results for the 2001 to 2005 periods primarily related to how it accounted for its equity in earnings of an affiliate and the timing of revenue and expense recognition related to a contract with an OEM.

Prior to finalizing its restatement adjustments, ProQuest intends to conduct impairment testing of certain assets in accordance with SFAS 144, Accounting for the Impairment or Disposal of Long-Lived Assets and SFAS 142, Goodwill and Other Intangible Assets. Management’s estimated ranges of possible restatement amounts do not include adjustments for potential impairment of assets, if any.

ProQuest Provides Update, Page 5 of 10

The Company has completed a significant amount of work on its restatement. However, several items remain open and will require additional work before the Company can complete its review and finalize the results. In addition, KPMG’s ongoing audit of prior periods is not complete and there can be no assurance that additional issues will not be identified. As a result, the Company now expects that it will not file its restated consolidated financial statements, in the form of the 2005 Annual Report on Form 10-K, until the first quarter of 2007.

Unaudited Full Year 2005 Financial Results by Business Segment

The following financial results for ProQuest Information and Learning and ProQuest Education are ProQuest Company figures and have not been reviewed or audited by the Company’s independent registered public accounting firm. All comparisons are based upon preliminary restated amounts and as such, are subject to change.

All of the financial results contained in this section are unaudited, preliminary and are subject to change, including potential impairment charges, prior to the filing of the Company’s 2005 10-K.

ProQuest Education

ProQuest Company acquired Voyager Expanded Learning (Voyager) on January 31, 2005, and ExploreLearning on February 25, 2005. For the year ended December 31, 2005, the results include 11 months of Voyager and other K-12 curriculum businesses. For this period, the Education segment is expected to have revenue of $91.2 million, of which Voyager accounted for $86.0 million. The reduction from the Company’s previous estimate of $98.2 million is the result of adjustments primarily related to the timing of revenue recognition in its Voyager business.

For the year ended December 31, 2005, the ProQuest Education segment is expected to report EBIT of $15.1 million, of which Voyager accounted for all $15.1 million, and EBITDA of $27.9 million, of which Voyager accounted for $26.3 million.

ProQuest Provides Update, Page 6 of 10

Capital expenditures for the Education segment were approximately $9 million in 2005.

ProQuest Business Solutions

ProQuest Business Solutions (PQBS) generated $182.9 million of revenue in fiscal year 2005. PQBS’ EBIT for the same period was $50.0 million and EBITDA was $56.0 million. Capital expenditures were approximately $3.0 million in 2005.

ProQuest Information and Learning

ProQuest is continuing the accounting review of its ProQuest Information and Learning segment.

Preliminary revenue for PQIL for 2005 is expected to be between $275 million and $280 million. On a pro forma basis, as if the October 2005 divestiture of the periodical microfilm business had occurred on January 2, 2005, PQIL’s 2005 revenue is expected to be between $245 million and $250 million.

The Company estimates that its PQIL segment will report an EBIT loss of $20 million to $25 million for fiscal year 2005. The Company estimates that EBITDA for the period was between $42 million and $47 million.

PQIL capital expenditures totaled approximately $70 million in 2005. In addition, required cash rents and other lease related payments under capitalized leases for 2005 totaled approximately $8.5 million.

Corporate and Net Interest Expense

ProQuest corporate expense for fiscal year 2005 is expected to be $15.4 million, which reflects a one-time benefit of $1.5 million related to the discontinuance of the Company’s post-retirement medical program. Net interest expense for the period is expected to be $32.8 million.

ProQuest Provides Update, Page 7 of 10

2006 UPDATE

ProQuest currently expects its financial results for the first three quarters of 2006 to be within the following ranges, and is providing guidance for the full year 2006 as follows:

ProQuest Education

The Company expects revenue for the ProQuest Education segment for the nine months ended September 30, 2006 to be approximately $94 million, EBIT to be approximately $18 million, and EBITDA to be approximately $30 million. Capital expenditures are expected to total approximately $4 to $5 million.

Of the ProQuest Education segment results, Voyager Expanded Learning is expected to account for $87 million of its revenue, $18 million of its EBIT, $29 million of its EBITDA, and $3.5 million of its capital expenditures during the nine-month period.

ProQuest Education’s revenue for the full year is expected to be below the low end of the Company’s previous guidance, which was a range of $120 million to $135 million. EBIT and EBITDA are also expected to be below the Company’s previous guidance, a range of $25 million to $35 million for EBIT and $40 million to $50 million for EBITDA.

ProQuest Business Solutions

For the nine months ended September 30, 2006, the company anticipates PQBS will report revenue of $138.4 million, EBIT of $40.5 million, and EBITDA of $44.7 million. Capital expenditures are expected to be approximately $6.2 million.

For the period January 1, 2006 through November 28, 2006 (the date of the close of the PQBS sale), the company anticipates PQBS will report revenue of $169 million, EBIT of $46.5 million, and EBITDA of $52 million. Capital expenditures are expected to be approximately $8 million.

ProQuest Information and Learning

For the nine months ended September 30, 2006, the Company expects revenue for its PQIL segment to be within a range of $195 million to $200 million. During the same period, ProQuest anticipates that this segment generated EBIT of $0 million to $5 million

ProQuest Provides Update, Page 8 of 10

and EBITDA of $45 million to $50 million. Capital expenditures are expected to total $35 million to $40 million for the nine months ended September 30, 2006. Required cash rents and other lease related payments associated with capitalized leases totaled $5 million for the nine months ended September 30, 2006.

For the full year 2006, the company expects PQIL revenue will be at the upper end of the Company’s previously disclosed guidance, which was $235 million to $260 million. For the full year 2006, the company currently projects that PQIL will be slightly EBIT and cash flow positive.

Corporate and Net Interest Expense

The company anticipates corporate expense for the nine months ended September 30, 2006 to be approximately $31.5 million. Included in this amount is option and restricted stock expense of approximately $4.5 million in accordance with the adoption of SFAS 123R, Share-Based Payment, as well as one-time legal, accounting, and other costs associated with the restatement which are estimated to be approximately $11.5 million. The company anticipates interest expense for the nine months ended September 30, 2006 of approximately $34 million including nine months of imputed interest associated with monetized future billings from PQBS.

For the full year, the Company expects corporate expense to be approximately $44 to $45 million, including compensation expense of approximately $5 million in accordance with SFAS 123R, Share-Based Payment, and one-time legal, accounting and other costs associated with the restatement of $20 million to $21 million. Interest expense is expected to be approximately $46.5 million.

SEC Filing Timeline and New York Stock Exchange Status

As a result of the unanticipated delays in completing the restatement, ProQuest now expects to file its 2005 10-K with the SEC during the first quarter of 2007. The Company has received an extension for continued listing and trading on the New York Stock Exchange (NYSE) through January 2, 2007 and has applied for an additional extension through April 2, 2007. The extension is to provide

ProQuest Provides Update, Page 9 of 10

ProQuest Company with additional time to meet the Annual Financial Statement Requirements of the NYSE, which the NYSE, in its sole discretion, has the power to grant. The NYSE has indicated to the Company it will move forward with the initiation of suspension procedures in the event that ProQuest Company has not filed its Annual Report on Form 10-K for 2005 by April 2, 2007. ProQuest has applied to the NYSE for a further extension through April 2, 2007.

Basis of Presentation

The unaudited preliminary financial results in this press release are presented in accordance with generally accepted accounting principles (GAAP), but are subject to change until the Company finalizes its accounting review and restatement adjustments. Earnings from continuing operations before interest and income taxes (EBIT), which excludes interest, income taxes and discontinued operations, is a key metric used by ProQuest Company to assess the performance of its business segments. EBIT provides useful information about how ProQuest Company’s management assesses the Company’s ability to fund working capital items and capital expenditures as well as service and comply with the terms of its debt agreements. The Company’s ability to fund working capital items, fund capital expenditures and service debt in the future, however, may be affected by other operating or legal requirements.

About ProQuest Company

ProQuest Company (PQE: NYSE) is based in Ann Arbor, Michigan, and is a publisher of information and education solutions. We provide products and services to our customers through two business segments: ProQuest Education and ProQuest Information and Learning. Our Education segment, which includes the Voyager Expanded Learning business, serves the K-12 market. It is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States. ProQuest Information and Learning serves the higher education and public library markets, and is a world leader in collecting, organizing, and publishing high-quality research resources for researchers, faculty, and students in libraries and schools. It is widely known for its strengths in business and economics; general reference; genealogy; humanities; social sciences; and scientific, technical and medical (STM) content. Information and Learning develops products comprising periodicals, newspapers, dissertations, out-of-print books, and other scholarly information from more than 9,000 publishers worldwide.

Forward-Looking Statements

Some of the statements contained herein constitute forward-looking statements. These statements relate to future events, the results of our pending restatement process, or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our markets’ actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. These risks and other factors you should specifically consider include, but are not limited to the Company’s ability to successfully conclude the review and restatement of its financial results, the discovery of additional restatement items, the ability to renegotiate the terms of its revolving credit agreement and senior notes in connection with defaults under such debt due to any potential

ProQuest Provides Update, Page 10 of 10

restatement if further defaults occur, ability to support its current debt level, the Company’s ability to refinance its outstanding debt and working capital needs, changes in customer demands or industry standards, adverse economic conditions, loss of key personnel, litigation, decreased library and educational funding/budgets, the ability to consummate the ProQuest Information and Learning segment transaction, including the risk that the buyer might not obtain financing, demand for ProQuest’s products and services, success of ongoing product development, maintaining acceptable margins, ability to control costs, the impact of federal, state and local regulatory requirements on ProQuest’s business including K-12 and higher education, the impact of competition and the uncertainty of economic conditions in general, the ability to successfully attract and retain customers, sell additional products to existing customers, and win new business due to changes in technology, the ability to maintain a broad customer base to avoid dependence on any one single customer, K-12 enrollment and demographic trends, the level of educational funding, the level of education technology investments, the Company’s ability to obtain financing, global economic conditions, financial market performance, and other risks listed under “Risk Factors” in our regular filings with the Securities and Exchange Commission. In some cases, you can identify forward- looking statements by terminology such as “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” “continue,” “projects,” “intends,” “prospects,” “priorities,” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially. The Company undertakes no obligation to update any of these statements.